Exhibit 10.2

FIFTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of April 21, 2015, by and among Fifth Third Bank, an Ohio banking corporation (the “Bank”) and Meridian Bioscience, Inc., an Ohio corporation (“Parent” or “Agent”), Meridian Bioscience Corporation, an Ohio corporation (“Corp.”), Omega Technologies, Inc., an Ohio corporation (“Omega”), Meridian Life Science, Inc., a Maine corporation (“MLS”) and Bioline USA, Inc., a Massachusetts corporation (“Bio”) (collectively, the “Borrowers” and individually a “Borrower”).

WHEREAS, Bank and Borrowers (except Bio) entered into that certain Loan and Security Agreement, dated as of August 1, 2007, as amended from time to time (the “Agreement”);

WHEREAS, Bank and Borrowers wish to amend the Agreement to modify certain provisions of the Agreement.

NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. The following terms contained in Section 1.1 of the Agreement are hereby amended and restated to read as follows:

“LIBOR Rate” means the rate of interest (rounded upwards, if necessary, to the next 1/16th of 1% and adjusted for reserves if Bank is required to maintain reserves with respect to relevant advances) fixed by the ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, as approved by Bank, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London time (or at the relevant time established by an Alternate LIBOR Source or by Bank), two London Banking Days preceding the effective date of such LIBOR Rate, relating to quotations for one-month London InterBank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Bank, each an “Approved Bloomberg Successor”), all as determined by Bank in accordance with this Agreement and the Revolving Note. If the LIBOR Rate is no longer displayed on Bloomberg LP (or any Approved Bloomberg Successor), the LIBOR Rate shall be determined in good faith by Bank from such other sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor). Each determination by Bank of the LIBOR Rate shall be final, binding and conclusive in the absence of manifest error. The Interest Rate shall initially be determined as of the date of the initial advance of funds to Borrower and shall be adjusted automatically on the first business day of each month thereafter.

“Obligation(s)” means all loans, advances, indebtedness, liabilities and obligations of Borrowers owed to Bank or any affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by any Borrower to others and acquired by Bank or any affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Note and the other Loan Documents, any and all Rate Management Obligations, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued or other sums disbursed by Bank for the benefit of or at the request of any Borrower, and all expenses and attorneys’ fees incurred by Bank and any affiliate of Fifth Third Bancorp under this Agreement or any other document or instrument related to any of the foregoing; provided, however, that any Excluded Swap Obligations are specifically excluded from the Obligations.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, without limitation, any transaction, device, agreement or arrangement (i) that is or is the functional equivalent of a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of these transactions, which transactions may be evidenced by an ISDA Master Agreement between any Borrower and Bank or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

2. The following definitions are hereby added to Section 1.1 of the Agreement to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Swap Obligation” means any Rate Management Obligation that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, as amended from time to time.

3. The term “Obligations” as used in any document between a Borrower and Bank securing or guaranteeing the Agreement or the Note shall specifically exclude Excluded Swap Obligations.

4. Section 2.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

(d) The Facility shall expire on April 21, 2018, and the entire outstanding principal balance of the Revolving Note, and all accrued interest, shall become due and payable not later than that date. Borrowers may prepay the principal balance of the Revolving Note in whole or part at any time. Until all Obligations have been fully repaid and this Agreement has terminated, Bank shall retain its security interest in all Collateral then existing or arising thereafter.

5. Section 2.3(a) of the Agreement is hereby amended to add clarity to the Level III pricing reference. Accordingly, Section 2.3(a) is hereby amended and restates in its entirety to read as follows:

Applicable Margin	Level I Status Funded Debt/EBITDA ≤0.50:1.00	Level II Status Funded Debt/EBITDA >0.50:1.00≤0.75:1.00	Level III Status Funded Debt/EBITDA >0.75:1.00≤3.00:1.00
Unused Fee	0.125%	0.125%	0.125%
Libor Margin	+0.75%	+0.90%	+1.15%

6. Section 5.16 of the Agreement is hereby amended and restated in its entirety to read as follows:

5.16 Tangible Net Worth. Borrowers shall maintain a Tangible Net Worth as of the end of each fiscal quarter, commencing with the quarter ending April 15, 2015, of at least $115,000,000 on a consolidated basis.

7. Exhibit 2.1(c) to the Agreement is hereby amended and restated as set forth on attached Exhibit 2.1(c).

8. Representations, Warranties and Covenants of Borrowers. To induce Bank to enter into this Amendment, Borrowers represent and warrant as follows:

(a)	No Event of Default (as such term is defined in Section 8 of the Agreement) or event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default exists on the date hereof.

(b)	The person executing this Amendment is a duly elected and acting officer of each Borrower and is duly authorized by the Board of Directors of such Borrower to execute and deliver this Amendment on behalf of such Borrower.

9. Conditions. Bank’s obligations under this Amendment are subject to the following conditions:

(a)	Borrowers shall execute and deliver to Bank this Amendment, the Amended and Restated Revolving Note attached to this Amendment as Exhibit 2.1(c) and all other documents listed on the Bank’s List of Documents for this Amendment.

(b)	The representations and warranties of Borrowers in Section 3 hereof shall be true and correct on the date of execution of this Amendment.

(c)	Borrowers shall pay to the Bank all expenses and attorneys’ fees incurred by Bank in connection with the preparation, execution and delivery of this Amendment and related documents.

10. General.

(a)	Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Borrowers acknowledge that Bank has made no oral representations to Borrowers with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing. All Loans outstanding on the date of execution of this Amendment shall be considered for all purposes to be Loans outstanding under the Agreement as amended by this Amendment.

(b)	Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Agreement.

(c)	Nothing contained herein will be construed as waiving any default or Event of Default under the Agreement or will affect or impair any right, power or remedy of the Bank under or with respect to the Loans, the Agreement, or any other agreement or instrument guaranteeing, securing or otherwise relating to the Loans.

(d)	This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

(e)	This Amendment will be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns.

(f)	All representations, warranties and covenants made by Borrowers herein will survive the execution and delivery of this Amendment.

(g)	This Amendment will, in all respects, be governed and construed in accordance with the laws of the State of Ohio.

(h)	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Borrowers and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

MERIDIAN BIOSCIENCE CORPORATION		MERIDIAN BIOSCIENCE, INC.

By:	/s/ Melissa A. Lueke	By:	/s/ Melissa A. Lueke
	Melissa A. Lueke, CFO & Secretary		Melissa A. Lueke, Executive Vice President, CFO & Secretary

OMEGA TECHNOLOGIES, INC.		MERIDIAN LIFE SCIENCE, INC.

By:	/s/ Melissa A. Lueke	By:	/s/ Melissa A. Lueke
	Melissa A. Lueke, CFO & Secretary		Melissa A. Lueke, CFO & Secretary

FIFTH THIRD BANK		BIOLINE USA, INC.

By:	/s/ Drew Hollenkamp	By:	/s/ Melissa A. Lueke
	Drew Hollenkamp, Vice President		Melissa A. Lueke, CFO & Secretary

EXHIBIT 2.1(c)

AMENDED AND RESTATED

REVOLVING NOTE

Cincinnati, Ohio
$30,000,000	Dated: August 1, 2007
Restated: April 21, 2015

Meridian Bioscience, Inc., an Ohio corporation, Meridian Bioscience Corporation an Ohio corporation (“Corp.”), Omega Technologies, Inc., an Ohio corporation (“Omega”), Meridian Life Science, Inc., a Maine corporation and Bioline USA, Inc., a Massachusetts corporation (“Bio”) (collectively and jointly and severally the “Borrowers” and individually a “Borrower”), for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”) at its offices, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of $30,000,000 or such lesser unpaid principal amount as may be advanced by the Bank pursuant to the terms of the Loan and Security Agreement dated August 1, 2007 by and among the Borrowers and the Bank, as same may be amended from time to time (the “Agreement”). This Note shall mature and be payable in full on April 21, 2018, or such later date as may be determined and agreed upon between Bank and Borrowers pursuant to the Agreement.

The principal balance hereof outstanding from time to time shall bear interest as set forth in the Agreement. Interest will be calculated based on a 360-day year and charged for the actual number of days elapsed, and will be payable as set forth in the Agreement. After the occurrence of an Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to six percent (6%) above the rate that would otherwise be in effect, until paid, and whether before or after the entry of judgment hereon.

The principal amount of each loan made by the Bank and the amount of each prepayment made by the Borrowers shall be recorded by the Bank on the schedule attached hereto or in the regularly maintained data processing records of the Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry shall not limit or otherwise affect Borrowers’ obligations under this Note or the Agreement.

This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a “Business Day”), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

This Note is issued, not as a payment toward, but as a continuation of, the obligations of Borrowers to Bank pursuant to that certain Revolving Note dated August 1, 2007, in the principal amount of $30,000,000 (together with all prior amendments thereto or restatements thereof the “Prior Note”). Accordingly, this Note shall not be construed as a novation or extinguishment of, the obligations arising under the Prior Note, and its issuance shall not affect the priority of any security interest granted in connection with the Prior Note.

In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrowers under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrowers such excess.

Borrowers and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

This Note may not be changed orally, but only by an instrument in writing.

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This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrowers agree that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrowers at their address described in the Notices section of the Agreement. BORROWERS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

MERIDIAN BIOSCIENCE CORPORATION		MERIDIAN BIOSCIENCE, INC.

By:	/s/ Melissa A. Lueke	By:	/s/ Melissa A. Lueke
	Melissa A. Lueke, CFO & Secretary		Melissa A. Lueke, Executive Vice President, CFO & Secretary

OMEGA TECHNOLOGIES, INC.		MERIDIAN LIFE SCIENCE, INC.

By:	/s/ Melissa A. Lueke	By:	/s/ Melissa A. Lueke
	Melissa A. Lueke, CFO & Secretary		Melissa A. Lueke, CFO & Secretary

BIOLINE USA, INC.

By:	/s/ Melissa A. Lueke
Melissa A. Lueke, CFO & Secretary

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